INVESCO LEISURE FUND                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER:         84-5432
SERIES NO.:          4

74U.   1 Number of shares outstanding (000's Omitted)

         Class A                   2,033

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

         Class B                     304
         Class C                     480
         Class R                      37
         Class Y                      96
         Investor Class             9546

74V.   1 Net asset value per share (to nearest cent)

         Class A                 $ 32.56

       2 Net asset value per share of a second class of open-end company shares (to nearest cent)

         Class B                 $ 31.36
         Class C                 $ 30.29
         Class R                 $ 32.44
         Class Y                 $ 32.57
         Investor Class          $ 32.49